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                                                                   EXHIBIT 10.2

             PENNZOIL-QUAKER STATE COMPANY EXECUTIVE SEVERANCE PLAN
               (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 4, 2001

                                FIRST AMENDMENT

                  WHEREAS, Pennzoil-Quaker State Company (the "Company") has heretofore established and maintains the Pennzoil-Quaker State Company Executive Severance Plan, as amended and restated effective October 4, 2001 (the "Plan"), for the benefit of certain eligible individuals; and

                  WHEREAS, pursuant to Section 6.1 of the Plan, the Company desires to amend the Plan;

                  NOW, THEREFORE, the Plan shall be amended, effective as of March 5, 2002, as follows:

                  1. The first sentence of Section 1.1 of the Plan is hereby amended to add ", Chairman of the Board and officers" after "senior management employees" and prior to "is intended" therein.

                  2. The definition of "Employee" in Section 1.1(h) of the Plan is hereby amended in its entirety to read as follows:

                  "(h) 'Employee' means (1) any employee of the Company or any Subsidiary (whether or not he is also a director thereof), who is compensated for employment of the Company or any Subsidiary by a regular salary and who is considered by the Compensation Committee to be a senior management employee or (2) the Chairman of the Board (if he is not an employee of the Company), with such individual's annual consulting compensation to be considered and treated as his 'annual salary' for purposes of Section 4.1 of the Plan."

                  3. Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

                  "4.1 Cash Severance Payment. In the event of the termination of a Participant's employment with the Company and any Subsidiary within three years following the Effective Date of a Change in Control
         (i) by the Company or Subsidiary for any reason other than cause (as defined in Section 4.4) or (ii) by the Participant for Good Reason, the Company shall pay to such a Participant, not later than 90 days following the date of his termination of employment, an amount in cash equal to three times the sum of (1) the Participant's annual salary (at a rate equal to the higher of (a) the rate of salary in effect on the date immediately prior to the Effective Date of a Change in Control or (b) the annual rate of salary in effect on the date of termination of employment) and (2) the Participant's highest target annual bonus during the 12 months preceding his termination of employment."
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                  4. Article IV of the Plan is hereby amended to add the
following new Section 4.6 thereto:

                  "4.6 Outplacement Services. Any Participant entitled to a Severance Benefit under this Article IV of the Plan, other than the Chairman of the Board if he is not an employee of the Company as of the Effective Date of a Change in Control, shall be entitled to reasonable and customary outplacement services up to a maximum cost of $40,000, with such services to be provided over a period not to exceed eighteen (18) months beginning as of such Participant's termination of employment date, with such costs to be reimbursed or paid, in the accordance with procedures established by the Company, no later than fifteen (15) days after the date submitted to the Company. In lieu of such outplacement services, no later than sixty (60) days after his termination date, a Participant may elect, in the form and manner prescribed by the Company, to have the Company pay to him a lump sum payment of $40,000, subject to any applicable withholding for income and employment taxes, with such payment to be made no later than fifteen (15) days after the date such election is received by the Company."

                  IN WITNESS WHEREOF, effective as of March 5, 2002, the undersigned has caused these presents to be executed this 25th day of March, 2002.

                                PENNZOIL-QUAKER STATE COMPANY



                                By  /s/ JAMES J. POSTL
                                                      -
                                Name:  James J. Postl
                                Title:  President and Chief Executive Officer